EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 28, 2000 relating to the financial statements of Arvin Industries, Inc., which appears in the 1999 Arvin Industries, Inc. Annual Report on Form 10-K, and which is incorporated by reference in the ArvinMeritor, Inc. Current Report on Form 8-K dated July 10, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



   /s/ PricewaterhouseCoopers LLP
   Indianapolis, Indiana
   July 31, 2000